SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2003 (May 13, 2003)

FOX ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14595	95-4066193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 852-7111

Not applicable
(Former name or former address, if changed since last report)

Item 9:    Regulation FD Disclosure.

On May 13, 2003, Fox Entertainment Group, Inc. (“FEG”), an indirect, approximately 80.6% owned subsidiary of News Corporation, released its financial results for the quarter ended March 31, 2003.

Pursuant to the requirements of Item 12, a copy of the earnings release released by FEG is being furnished to the Commission and is attached as Exhibit 99.1 to this Report.

Item:	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. The following exhibits are being filed herewith:

99.1 Earnings	Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 13, 2003

FOX ENTERTAINMENT GROUP, INC.

By:	/S/ LAWRENCE A. JACOBS
Lawrence A. Jacobs
Secretary

INDEX TO EXHIBITS

99.1	Earnings Release dated May 13, 2003